Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated February 4, 2016 (this “Agreement”), is made by and among Financial West Group, member FINRA/SIPC (the “Assignor”), Merriman Capital, L.P. (the “Assignee”), and Globalstar, Inc., a Delaware corporation (the “Company”).
WITNESSETH:
WHEREAS, the Assignor and the Company have entered into an Engagement Letter, dated August 7, 2015, a copy of which is attached hereto as Exhibit A (the “Engagement Letter”) (unless otherwise defined herein, capitalized terms shall be used herein as defined in the Engagement Letter); and
WHEREAS, the Assignor wishes to assign all of its rights, title, interests, duties and obligations in, to and under the Engagement Letter, and the Assignee wishes to assume the Assignor’s rights, title, interests, duties and obligations in, to and under the Engagement Letter;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.    The Assignor hereby assigns, transfers and conveys to the Assignee all of such Assignor’s rights, title, interests, duties and obligations in, to and under the Engagement Letter; provided, however, that the Assignor shall retain all rights, title and interests in and to the indemnification provisions set forth in Attachment A to the Engagement Letter insofar as they may relate to Liabilities which arise during or are attributable to any period prior to the date of this Agreement.
2.    The Assignee hereby assumes all of the Assignor’s rights, title and interests in, to and under the Engagement Letter, and hereby assumes and agrees to perform and discharge, as the same shall become due, all duties and obligations of the Assignor under the Engagement Letter, but only such duties and obligations which arise during and are attributable to the period on and after the date of this Agreement (it being hereby acknowledged and agreed that the Assignee shall not be liable for any duties or obligations of the Assignor insofar as they may relate to any period prior to the date of this Agreement, all of which duties and obligations shall remain with the Assignor). For the avoidance of doubt, all indemnified Liabilities under the terms of the Engagement Letter which arise during or are attributable to any period prior to the date of this Agreement shall remain with the Assignor and shall not be assigned to the Assignee pursuant to this Agreement, and the Assignee shall have no liability therefor.
3.    The Assignor, the Assignee and the Company hereby agree on demand to make, execute, acknowledge and deliver any and all further documents, if any, reasonably required to evidence or in any manner perfect the transfer of all rights, title, interests, duties and obligations of the Assignor under the Engagement Letter to the Assignee.
4.    The Company hereby consents to the assignment and assumption effected pursuant to this Agreement.
5.    This Agreement may be executed and delivered (including by facsimile transmission) by the parties hereto and thereto in one or more counterparts, and by the different parties hereto and thereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement or consent.
6.    This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Assignor, the Assignee and the Company (which consent may be granted or withheld in the sole discretion of such party).
7.    This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
8.    This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Assignor, the Assignee and the Company or (b) by a waiver pursuant to Section 9 below.
9.    Any of the Assignor, the Assignee, or the Company may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained or referred to herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other parties or conditions to such party's obligations contained or referred to herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.
10.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.
11.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State (without regard to conflicts of law provisions thereof).
12.    This Agreement is executed pursuant to the Engagement Letter, and is therefore subject to, shall be governed entirely in accordance with, and is entitled to the benefits of all of the representations, warranties, covenants, obligations, agreements, terms and conditions set forth in, the Engagement Letter. This Agreement is intended only to effect the assignment and assumption of the rights, title, interests, duties and obligations of the Assignor under the Engagement Letter as set forth in Sections 1 and 2 of this Agreement to the Assignee. Notwithstanding any other provision herein to the contrary, nothing contained in this Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge, reduce or in any way affect the provisions, including the representations, warranties, covenants, obligations, agreements, terms and conditions of the Assignor, the Assignee and the Company, or in general any of the rights and remedies of the Assignor, the Assignee and the Company thereunder or with respect thereto, set forth in the Engagement Letter, including, without limitation, the indemnification provisions set forth in Attachment A to the Engagement Letter. Without limiting the generality of the foregoing, the parties hereto expressly acknowledge and affirm the indemnification provisions set forth in Attachment A to the Engagement Letter.
[Signature Page Follows]
IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.
ASSIGNOR:
FINANCIAL WEST GROUP
By:_/s/ Gene Valentine _________
Name: Gene Valentine
Title: Chief Executive Officer
ASSIGNEE:
MERRIMAN CAPITAL, L.P.
By:    /s/ Jonathan Merriman
Name: Jonathan Merriman
Title: Chief Executive Officer

COMPANY:
GLOBALSTAR, INC.
By:    /s/ Timothy E. Taylor
Name: Timothy E. Taylor
Title: VP, Finance

NY 245600596v1